UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2019

HARTFORD GREAT HEALTH CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-164633	20-5422795
(State or Other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

8832 Glendon Way
Rosemead, California 91770
(626) 321-1915
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “HFUS,” and “our” refer to Hartford Great Health Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01 Entry into a Material Definitive Agreement.

Beginning on February 27 and completed on March 20, 2019, the Board of Hartford Great Health Corp. (“HFUS”) entered into a Purchase Agreement and a Supplement Purchase Agreement, respectively (the “Agreements”) wherein HFUS agreed to acquire 100% of the issued and outstanding shares of Hartford Great Health Management (Shanghai) Ltd. (“HFSH”) from a non-affiliated third party. The purchase price is approximately $90,000 plus the assumption of approximately $1,168,000 in liabilities. HFSH operates a successful travel agency in Shanghai for over 20 years.
On March 22, 2019, through Hangzhou Hartford Comprehensive Health Management, Ltd. (“HZHF”), the Company’s wholly-owned subsidiary, HFUS purchased 60% of Hangzhou Longjing Qiao Fu Vacation Hotel Co., Ltd (“Hangzhou”) from a non-affiliated third party for approximately $90,000.  Hangzshou operates a 35-room hotel with an on-site restaurant in the resort area of Longjing Village. HZHF will assume control over the hotel’s operation commencing on April 1, 2019.

On March 22, 2019, the Company, through Hartford Great Health Management (Shanghai) Ltd. (“HFSH”) its recently acquired wholly-owned subsidiary, entered into a joint venture agreement with two other unrelated parties to fund and acquire 65% ownership of a newly established limited liability company known as Hartford International Education Technology (Shanghai) Co. Ltd. (“HFIE”).  The Company will invest over the next few months approximately $487,000 into HFIE, representing 65% of the total investment of $750,000. HFIE will lease and renovate two buildings for the purpose of conducting early childhood education programs, including after school and weekend classes for children under the age of 10 years old.

The foregoing description of the purchase agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the documents, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

The Registrant hereby undertakes to file the financial statements if required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b)
Pro Forma Financial Statements.

The Registrant hereby undertakes to file the pro forma financial information if required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement and Supplement with Joo Allen Yishan, dated February 27 and March20, 2019, respectively
10.2	Purchase Agreement with Shanghai Qiao Garden Property Mgmt. Group, Ltd. Dated March 22, 2019
10.3	Joint Venture Agreement dated March 22, 2019 to form Hartford International Education Technology Co., Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD GREAT HEALTH CORP.

Dated: April 9, 2019	By: /s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Financial Officer